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                                                                 EXHIBIT 99.h(v)

September 24, 2002

Mr. William F. Quinn
President
AMR Investments
4151 Amon Carter Blvd., MD 2450
Fort Worth, TX  76155

Dear Bill:

STATE STREET BANK AND TRUST COMPANY (the "Transfer Agent") and the undersigned entities (the "Funds") are parties to an agreement or agreements (the "Agreement") under which the Transfer Agent performs certain transfer agency and/or recordkeeping services for the Funds. In connection with the enactment of the USA Patriot Act of 2001 and the regulations promulgated thereunder, (collectively, the "Patriot Act"), the Funds have requested and the Transfer Agent has agreed to amend the Agreement as of July 24, 2002 in the manner set forth below:

WHEREAS, the Patriot Act imposes new anti-money laundering requirements on financial institutions, including mutual funds;

WHEREAS, the Funds recognize the importance of complying with the Patriot Act and the Funds have developed and implemented a written anti-money laundering program, which is designed to satisfy the requirements of the Patriot Act, (the "Funds' Program");

WHEREAS, the Patriot Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of the fund's anti-money laundering program; and

WHEREAS, the Funds desire to delegate to the Transfer Agent the implementation and operation of certain aspects of the Funds' Program and the Transfer Agent desires to accept such delegation.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:
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1. Delegation; Duties

      1.1 Subject to the terms and conditions set forth in the Agreement, the Funds hereby delegate to the Transfer Agent those aspects of the Funds' Program that are set forth on Exhibit A, attached hereto. The duties set forth on Exhibit A may be amended, from time to time, by mutual agreement of the parties upon the execution by both parties of a revised Exhibit A bearing a later date than the date hereof.

      1.2 The Transfer Agent agrees to perform such delegated duties, with respect to the ownership of shares in the Funds for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of the Agreement.

2. Consent to Examination

      2.1 In connection with the performance by the Transfer Agent of the above-delegated duties, the Transfer Agent understands and acknowledges that the Funds remain responsible for assuring compliance with the Patriot Act and that the records the Transfer Agent maintains for the Funds relating to the Funds' Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance.The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

3. Delivery of Documents

      3.1 Transfer Agent agrees to furnish to the Funds the following documents:

            a. a copy of Transfer Agent's anti-money laundering program ("Transfer Agent's Program") as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment; and

            b.    a copy of the SAS 70 annually.

4. Reports

      4.1 In order for the Funds' Anti-Money Laundering Compliance Officer to monitor and access the effectiveness of the implementation and operation of the aspects of the Funds' Program delegated to the Transfer Agent hereunder, the Transfer Agent will provide periodic system generated reports at such intervals as may be mutually agreed to by the parties.

5. Limitation on Delegation

      5.1 The Funds acknowledge and agree that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those aspects of the Funds' Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other


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            aspect of the Funds' Program or for the overall compliance by the
            Funds with the Patriot Act. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the delegated duties with respect to the ownership of shares in the Funds for which the Transfer Agent maintains the applicable shareholder information.

6. Expenses

      6.1 In consideration of the performance of the foregoing duties, the Funds agree to pay the Transfer Agent for the reasonable administrative expense. The Funds will be provided 30 days written notice prior to the implementation of the fees that may be associated with such additional duties. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

7. Miscellaneous

      7.1 In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

      7.2. Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.


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      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                               STATE STREET BANK AND TRUST COMPANY


By:                                         By:
    ----------------------------------          --------------------------------
Name:                                       Name:
      --------------------------------            ------------------------------
Title:                                      Title:
       -------------------------------             -----------------------------

WITNESSED BY:                               AMERICAN AADVANTAGE FUNDS
                                            AMERICAN AADVANTAGE MILEAGE FUNDS
                                            AMERICAN AADVANTAGE SELECT FUNDS
                                            AMR INVESTMENTS ENHANCED YIELD
                                            BUSINESS TRUST


By:                                         By:
    ----------------------------------          --------------------------------
Name:                                       Name:
      --------------------------------            ------------------------------
Title:                                      Title:
       -------------------------------             -----------------------------


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                                    Exhibit A

                                Delegated Duties

With respect to the ownership of shares in the Funds for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

      - Follow the Funds' no cash policy; which includes cash equivalent checks;

      - Follow the Funds' third party check policies (which may change from time to time);

      - Submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and the Securities and Exchange Commission ("SEC") Control Lists;

      - Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

      -     Review wires sent to banking instructions other than those on file;

      - Review a shareholder's account for unusual activity when purchases and redemptions by the shareholder (based on social security number within the Funds) hit the $100,000 threshold that has been set on the "Unusual Activity Warning System";

      - Review accounts to identify those established by known offenders attempting fraud and once identified, freeze such accounts;

      - Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file Form 8300 as necessary; and

      -     File suspicious activity reports as necessary.

In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a suspicious activity report, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Fund, unless prohibited by applicable law.

STATE STREET BANK AND TRUST                 AMERICAN AADVANTAGE FUNDS
COMPANY                                     AMERICAN AADVANTAGE MILEAGE FUNDS
                                            AMERICAN AADVANTAGE SELECT FUNDS
                                            AMR INVESTMENTS ENHANCED YIELD
                                            BUSINESS TRUST


By:                                         By:
    ----------------------------------          --------------------------------
Name:                                       Name:
      --------------------------------            ------------------------------
Title:                                      Title:
       -------------------------------             -----------------------------
Date:
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